UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 26, 2024

SPECTRAL CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Fifth Avenue, Suite 4200 Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(206) 262-7799

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Spectral” and the “Company” refer to Spectral Capital Corporation, Inc., a Nevada corporation and its consolidated subsidiaries following the Closing (as defined below).

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2024, the Company entered into an Acquisition Agreement to exchange shares (the “Exchange Agreement”) with Quantomo OU., an Estonian corporation (“Seller”), whereby the Company agreed to acquire from the Seller, and Seller agreed to sell to the Company, 100% of the Seller’s outstanding shares in exchange for 2,000,000 newly issued shares (the “Exchange Shares”) of the Company’s  common stock, $.0001 par value (the “Common Stock”) and a one-time cash payment of $135,000 or (120,000 Euros).

On December 26, 2024, the Company entered into a Definitive Acquisition Agreement (“Agreement”) with Quantomo, OÜ (“Quantomot”), an Estonian company whereby the Company acquired technology owned by Quantomo related to analytic tomography for use in the acceleration of data access by classical, hybrid and quantum computing systems (the “IP”).  Quantomo developed the IP under the guidance of Dr. Wolf Kohn.  The Agreement is attached hereto as an exhibit.

 The Agreement provides that Spectral issue Quantomo 2,000,000 common shares of Spectral and 120,000 Euros in exchange for the IP.   Quantomo provided a description of the IP contained in Exhibit A to the Agreement.  Quantomo provided certain representations to the Company in the Agreement as specified below:

•Transfer of the IP free of any liens, encumbrances or other impediments to free and exclusive use

•Representation that the IP is properly owned by Quantomo

•Quantomo confirms that all relevant IP necessary for the commercialization of the analytic tomograph is included and that no related intellectual property is held by any other entity

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 26, 2024, the Company completed the acquisition of the IP from Quantomo.  However, the Company’s board of directors has not approved the issuance of the 2,000,000 common shares (“Shares”) of Spectral to Quantomo.  Under the Agreement, the Company has up to 30 days to issue the Shares.

After giving effect to the shares issued in the asset purchase, there will be issued and outstanding common equity shares in the amount of 83,742,516 shares, par value $0.0001, of which there is only a single class.  There are 5,000,000 preferred shares authorized, 2,000,000 of which have been designated as Series Quantum 1,000,000 of which are issued and outstanding.

The common stock trades on the OTCQB under the symbols “FCCN.”

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that express Spectral’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report (including in information that is incorporated by reference into this Report) and include statements regarding Spectral’s intentions, beliefs or current expectations concerning, among other things, the results of operations, financial condition, liquidity, prospects, growth, and strategies of Spectral and the markets in which Spectral operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Spectral.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Definitive Acquisition Agreement (“Agreement”) with Quantomo, OÜ (“Quantomo”), an Estonian company and the Company dated December 26, 2024.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRAL CAPITAL CORPORATION

Date: December 26, 2024	By:	/s/ Jenifer Osterwalder
	Name:	Jenifer Osterwalder
	Title:	Chief Executive Officer, President